Exhibit 99.1

LASE Strengthens Board of Directors with Appointments of Tim Peterman and Sanjay Adhav

New directors bring public-company board experience and quantum mechanics expertise

ORLANDO, Fla., November 9, 2026 — LASE Corp. (NASDAQ: LASE), an emerging laser technology company developing quantum mechanics applications for the defense, pharmaceutical, semiconductor and industrial markets (the “Company”), today announced the appointment of Tim Peterman, the Company’s Chief Financial Officer, and Sanjay Adhav, President of Quantum Technology, Inc., to its Board of Directors (the “Board”), effective November 3, 2026. The appointments fill two existing vacancies on the Board.

Executive Chairman Commentary – Dmitri Nikitin

Tim Peterman

“Tim brings strong public-company board experience in Nasdaq governance, SEC compliance, capital markets, mergers and acquisitions, and shareholder accountability. His appointment adds critical expertise to our Board, which historically has had limited experience in these areas.”

Mr. Peterman brings more than three decades of leadership and board experience across publicly traded technology, media and telecommunications companies, with extensive expertise in capital markets, corporate governance, SEC compliance and mergers and acquisitions. He served as Chief Executive Officer of iMedia Brands, Inc., a Nasdaq-listed media company, from 2019 to 2023, and served as Director from 2020 to 2023, after serving as its Chief Financial Officer from 2015 to 2018. He previously held senior finance positions at The E.W. Scripps Company, IAC/InterActiveCorp and The Tribune Company. He began his career at KPMG in Chicago. He holds a Bachelor of Science in accounting from the University of Kentucky and is a certified public accountant with an inactive license.

Sanjay Adhav

“Sanjay’s brings the kind of experience and relationships we need to continue to develop our directed energy platform, Quantum Bullet™. His expertise with non-linear crystals energy storage solutions, advanced quantum components, including Pockels cells, Q-switches, pulse isolators, high-voltage drivers and amplifiers, are invaluable to the success of our business, our culture and our platforms. “

Mr. Adhav has more than four decades of experience in design and manufacture of Patented quantum Components, based on non-linear crystals and Pockels effects. Since 2013, Mr. Adhav has served as President of Quantum Technology, Inc., which develops and manufactures electro-optical devices used in advanced directed-energy systems. Mr. Adhav holds a Bachelor of Science degree in Electrical Engineering from the University of Toronto and has co-authored technical research published in Applied Optics and Applied Physics Letters, covering coherent optical modulation and high-power laser Q-switching technologies. Mr. Adhav has also contributed to the development of Bulk-to-Shape technology, including work on the preparation of patent applications relating to the technology.

About LASE Corp.

LASE Corp. (NASDAQ: LASE) is an emerging laser technology company developing quantum mechanics applications for defense, pharmaceutical, semiconductor and industrial markets. Through internal development, strategic acquisitions and partnerships, LASE intends to expand its advanced manufacturing capabilities, scale the enterprise profitably and build shareholder value. For more information on LASE Corp. and its brands, please visit www.lase.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the anticipated contributions of the Company’s newly appointed directors, the Company’s efforts to strengthen its governance, financial reporting and internal controls, the development, planned introduction and commercialization of the Company’s Quantum Bullet™ anti-drone platform and Laser Shield Anti-Drone Series, the advancement of the Company’s directed-energy technology platform and engineering capabilities, the Company’s ability to execute on its strategic priorities, and the Company’s plans, prospects, potential results and other statements that are not historical facts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions, although not all forward-looking statements contain these words. These statements are based on current expectations and assumptions as of the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ materially from those indicated or implied by these forward-looking statements. These risks include, without limitation, those described in the “Risk Factors” sections of filings and reports the Company makes with the Securities and Exchange Commission from time to time, including, without limitation, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are urged to carefully review those risk factors, as well as other cautionary statements that are made from time to time in the Company’s other SEC filings. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

Investor Relations Contact

Lucas A. Zimmerman & Ian Scargill

MZ Group – MZ North America

(262) 357-2918

LASE@mzgroup.us

Company Investor Relations

InvestorRelations@laserphotonics.com